EXHIBIT 99.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: Quality Products, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), each of the undersigned hereby certifies that: (i) this Annual Report on Form 10-KSB for the fiscal period ended September 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of Quality Products, Inc. for the periods presented in the Annual Report.

Dated as of this 27th day of December, 2002.

/s/ Richard A. Drexler
Richard A. Drexler
Chief Executive Officer

/s/ Tac D. Kensler
Tac D. Kensler
Chief Financial Officer